Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for Three and Twelve Months Ended December 31, 2018

Share Repurchases of $150 Million in 2018; Share Repurchase Authorization Increased to $250 Million

HOUSTON, Texas – February 7, 2019 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three and twelve months ended December 31, 2018.  The Company reported a net loss of $201 million, or $0.93 per share, for the fourth quarter of 2018, compared to a net profit of $195.4 million, or $0.88 per share, for the quarter ended December 31, 2017, which included the positive impact of the 2017 tax law change.  The Company recorded a non-cash goodwill impairment charge in the fourth quarter of 2018 of $211 million ($192 million after-tax or $0.89 per share).  Excluding the goodwill impairment charge, the net loss for the fourth quarter of 2018 would have been $9.0 million, or $0.04 per share.  Revenues for the fourth quarter of 2018 were $796 million, compared to $787 million for the fourth quarter of 2017.

For the year ended December 31, 2018, the Company reported a net loss of $321 million, or $1.47 per share, compared to a net profit of $5.9 million, or $0.03 per share, for the year ended December 31, 2017.  Excluding non-cash impairment charges incurred during the third and fourth quarters of 2018, the net loss for 2018 would have been $74.7 million, or $0.34 per share.  Revenues for the year ended December 31, 2018 were $3.3 billion, compared to $2.4 billion for the same period in 2017.

During the fourth quarter, the Company repurchased approximately 3.8 million of its outstanding shares for $50.0 million.  During the year ended December 31, 2018, the Company repurchased 9.3 million shares on the open market, or 4.2% of its outstanding shares at the beginning of the year, for approximately $150 million.  At December 31, 2018, the remaining amount under the Company’s share repurchase authorization was approximately $150 million, and the Company’s Board has authorized an increase to bring the current authorization up to $250 million.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “In contract drilling, our rig count averaged 183 rigs during the fourth quarter, an increase of five rigs from the third quarter.  The sharp drop in oil prices in December resulted in some of our customers notifying us of their intent to release rigs.  Recently, with the sharp rebound in oil prices above $50, we have seen an improvement in operator sentiment.  We expect our rig count will average 174 rigs during the first quarter of 2019.”

Mr. Hendricks added, “We achieved an increase in average rig margin per day of $920 to $9,390.  Dayrates for super-spec rigs were strong during the fourth quarter, leading to an increase in average rig revenue per day of $690 to $22,970.  Average rig operating costs per day for the fourth quarter decreased $230 to $13,580.  Average rig revenue, costs and margin on a per day basis were all better than expected during the fourth quarter.

“We completed 14 major upgrades throughout 2018 and one additional major upgrade in January 2019.  We currently have only one additional major rig upgrade contracted for delivery in 2019.  Given the significant capital investment for major upgrades, we require term contracts for a major upgrade.  We have not delivered any major drilling rig upgrades without a term contract, nor do we intend to do so.

“As of December 31, 2018, we had term contracts for drilling rigs providing for approximately $770 million of future dayrate drilling revenue.  Based on contracts currently in place, we expect an average of 122 rigs operating under term contracts during the first quarter, and an average of 78 rigs operating under term contracts during 2019.

“In pressure pumping, we generated a better than expected gross profit for the fourth quarter of $62.2 million on revenues of $320 million compared to gross profit of $79.1 million on revenues of $422 million for the third quarter.  The sequential decrease in both revenues and gross profit was a function of lower activity levels, primarily as a result of year-end E&P budget exhaustion.  We continue to make progress in improving our pressure pumping performance, where the fourth quarter showed increasing internal efficiencies with reduced non-productive time and an increase in average number of stages per pumping day.  With the weakness in commodity prices late in the fourth quarter, operators have been delaying starting new completion projects in the first quarter, and pricing remains extremely competitive.  As such, we have made the decision to idle spreads rather than work at unreasonably low prices.  We ended the fourth quarter with 20 active spreads and idled three spreads early in the first quarter of 2019.

“In directional drilling, revenues for the fourth quarter increased to $56.4 million from $51.6 million in the third quarter due to higher activity levels, as well as progress made to improve pricing and reduce equipment rental expense.  Adjusted EBITDA improved to $4.1 million from $3.3 million in the third quarter.”

Mark S. Siegel, Chairman of Patterson-UTI, stated, “The magnitude and speed of the oil price decline during the fourth quarter was surprising, even for those who have witnessed many major fluctuations in oil prices.  The timing of the sharp decline no doubt impacted plans for first quarter 2019 drilling and completion programs.

“With oil prices in the mid-$50’s, operator sentiment has improved.  However, we suspect some of our E&P customers will wait to see if these prices, or possibly even higher prices, remain in effect before solidifying their drilling and completion plans.  If oil prices do move higher, we expect activity levels will improve.  With this market backdrop, and based on near-term activity levels, we expect 2019 capital expenditures of $465 million, a 27% decrease from the $641 million spent in 2018.”

Mr. Siegel continued, “We will continue to focus on the things that have made us a leader in our markets and served us well in prior periods of uncertainty: efficient and high-quality services, our operational flexibility, the strength of our balance sheet, and prudent capital allocation.  In 2018 we used our cash flow to repurchase $150 million of our stock, or more than 4% of the stock that was outstanding at the beginning of the year.  We will continue to evaluate opportunities to repurchase our shares, particularly when we feel our stock is significantly undervalued,” he concluded.

The Company declared a quarterly dividend on its common stock of $0.04 per share, to be paid on March 21, 2019, to holders of record as of March 7, 2019.

Financial results for the fourth quarter include pre-tax, non-cash impairment charges totaling $211 million ($192 million after-tax or $0.89 per share) related to the impairment of all of the goodwill associated with the Company’s pressure pumping and directional drilling businesses.  For the year ended December 31, 2018, financial results also include pre-tax, non-cash impairment charges totaling $65.9 million related to the impairment of certain legacy drilling rigs and sand handling equipment during the third quarter of 2018.  For the year ended December 31, 2017, financial results include a benefit of $219 million related to a non-cash revaluation of deferred tax items and $83.8 million of net pre-tax costs that include merger and integration expenses, non-cash impairment charges, and gains on the sale of certain real estate and oil and gas interests. Excluding these items, the net loss for 2017 would have been $158 million or $0.80 per share.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended December 31, 2018, is scheduled for today, February 7, 2019, at 9:00 a.m. Central Time. The dial-in information for participants is (844) 704-2496 (Domestic) and (647) 253-8661 (International).  The conference ID for both numbers is 3519209.  The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at http://investor.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a provider of oilfield services and products to oil and natural gas exploration and production companies in North America, including market leading positions in contract drilling, pressure pumping and directional drilling services.  For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation, improvement or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; cybersecurity risk; difficulty with growth and in integrating acquisitions and new technology; governmental regulation; product liability; legal proceedings, including technology disputes, and actions by governmental or other regulatory agencies; political, economic and social instability risk; ability to effectively identify and enter new markets; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; ability to maintain credit rating and service debt; and anti-takeover measures in our charter documents; contingent tax liabilities; and ability to use net operating losses.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES	$795,937	$787,334	$3,326,997	$2,356,684
COSTS AND EXPENSES
Direct operating costs	557,685	567,930	2,402,487	1,717,540
Depreciation, depletion, amortization and impairment	212,390	211,154	916,318	783,341
Impairment of goodwill	211,129	—	211,129	—
Selling, general and administrative	32,771	34,700	134,071	105,847
Merger and integration expenses	—	8,653	2,738	74,451
Other operating income, net	(7,248)	(13,456)	(17,569)	(31,957)

Total costs and expenses	1,006,727	808,981	3,649,174	2,649,222

OPERATING LOSS	(210,790)	(21,647)	(322,177)	(292,538)

OTHER INCOME (EXPENSE)
Interest income	997	717	5,597	1,866
Interest expense, net of amount capitalized	(12,910)	(10,543)	(51,578)	(37,472)
Other	84	117	750	343

Total other expense	(11,829)	(9,709)	(45,231)	(35,263)

LOSS BEFORE INCOME TAXES	(222,619)	(31,356)	(367,408)	(327,801)
INCOME TAX BENEFIT	(21,370)	(226,758)	(45,987)	(333,711)

NET INCOME (LOSS)	$(201,249)	$195,402	$(321,421)	$5,910

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.93)	$0.88	$(1.47)	$0.03
Diluted	$(0.93)	$0.88	$(1.47)	$0.03
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	215,700	219,843	218,643	198,447
Diluted	215,700	221,904	218,643	199,882
CASH DIVIDENDS PER COMMON SHARE	$0.04	$0.02	$0.14	$0.08

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Contract Drilling:
Revenues	$387,487	$309,580	$1,430,492	$1,040,033
Direct operating costs	$229,074	$191,269	$885,704	$667,105
Margin (1)	$158,413	$118,311	$544,788	$372,928
Selling, general and administrative	$1,697	$1,428	$6,296	$5,934
Depreciation, amortization and impairment	$129,773	$133,315	$571,607	$538,891
Operating income (loss)	$26,943	$(16,432)	$(33,115)	$(171,897)

Operating days – United States	16,732	14,638	63,971	49,751
Operating days – Canada	137	138	508	676
Operating days – Total	16,869	14,776	64,479	50,427

Average revenue per operating day – United States	$23.00	$20.95	$22.22	$20.63
Average direct operating costs per operating day – United States	$13.58	$12.89	$13.71	$13.18
Average margin per operating day – United States (1)	$9.43	$8.06	$8.50	$7.45
Average rigs operating – United States	182	159	175	136

Average revenue per operating day – Canada	$19.15	$20.90	$18.29	$20.20
Average direct operating costs per operating day – Canada	$14.10	$18.57	$16.85	$16.71
Average margin per operating day – Canada (1)	$5.04	$2.33	$1.45	$3.50
Average rigs operating – Canada	1	2	1	2

Average revenue per operating day – Total	$22.97	$20.95	$22.19	$20.62
Average direct operating costs per operating day – Total	$13.58	$12.94	$13.74	$13.23
Average margin per operating day – Total (1)	$9.39	$8.01	$8.45	$7.40
Average rigs operating – Total	183	161	177	138

Capital expenditures	$94,958	$131,999	$394,595	$354,425

Pressure Pumping:
Revenues	$319,703	$406,652	$1,573,396	$1,200,311
Direct operating costs	$257,497	$323,607	$1,263,850	$966,835
Margin (2)	$62,206	$83,045	$309,546	$233,476
Selling, general and administrative	$3,989	$3,926	$15,420	$14,442
Depreciation, amortization and impairment	$58,640	$56,677	$250,010	$198,006
Impairment of goodwill	$121,444	$—	$121,444	$—
Operating income (loss)	$(121,867)	$22,442	$(77,328)	$21,028

Fracturing jobs	181	180	812	622
Other jobs	250	300	1,081	1,262
Total jobs	431	480	1,893	1,884

Average revenue per fracturing job	$1,737.50	$2,225.56	$1,909.42	$1,894.40
Average revenue per other job	$20.86	$20.17	$21.23	$17.43
Average revenue per total job	$741.77	$847.19	$831.17	$637.11
Average costs per total job	$597.44	$674.18	$667.64	$513.18
Average margin per total job (2)	$144.33	$173.01	$163.52	$123.93
Margin as a percentage of revenues (2)	19.5%	20.4%	19.7%	19.5%

Capital expenditures	$47,870	$86,013	$173,848	$171,436

Directional Drilling:
Revenues	$56,398	$45,580	$209,275	$45,580
Direct operating costs	$49,715	$32,172	$175,829	$32,172
Margin (3)	$6,683	$13,408	$33,446	$13,408
Selling, general and administrative	$2,631	$4,082	$15,941	$4,082
Depreciation and amortization	$10,278	$9,347	$45,317	$9,347
Impairment of goodwill	$89,685	$—	$89,685	$—
Operating loss	$(95,911)	$(21)	$(117,497)	$(21)

Margin as a percentage of revenues (3)	11.8%	29.4%	16.0%	29.4%

Capital expenditures	$6,211	$7,795	$35,929	$7,795

Other Operations:
Revenues	$32,349	$25,522	$113,834	$70,760
Direct operating costs	$21,399	$20,882	$77,104	$51,428
Margin (4)	$10,950	$4,640	$36,730	$19,332
Selling, general and administrative	$3,620	$2,847	$13,439	$10,743
Depreciation, depletion and impairment	$11,824	$9,576	$41,512	$29,402
Operating loss	$(4,494)	$(7,783)	$(18,221)	$(20,813)

Capital expenditures	$11,136	$10,531	$34,660	$31,547

Corporate:
Selling, general and administrative	$20,834	$22,417	$82,975	$70,646
Merger and integration expenses	$—	$8,653	$2,738	$74,451
Depreciation	$1,875	$2,239	$7,872	$7,695
Other operating income, net	$(7,248)	$(13,456)	$(17,569)	$(31,957)

Capital expenditures	$715	$898	$2,426	$1,884
Total capital expenditures	$160,890	$237,236	$641,458	$567,087

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment, impairment of goodwill and selling, general and administrative expenses. Average margin per total job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)

For Directional Drilling, margin is defined as revenues less direct operating costs and excludes depreciation and amortization, impairment of goodwill and selling, general and administrative expenses. Margin as a percentage of revenues is defined as margin divided by revenues.

(4)	For Other Operations, margin is defined as revenues less direct operating costs and excludes depreciation, depletion and impairment and selling, general and administrative expenses.

	December 31,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2018	2017
Cash and cash equivalents	$245,029	$42,828
Current assets	$950,197	$746,855
Current liabilities	$526,316	$546,250
Working capital	$423,881	$200,605
Borrowings under revolving credit facility	$—	$268,000
Other long-term debt	$1,119,205	$598,783

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net income (loss)	$(201,249)	$195,402	$(321,421)	$5,910
Income tax benefit	(21,370)	(226,758)	(45,987)	(333,711)
Net interest expense	11,913	9,826	45,981	35,606
Depreciation, depletion, amortization and impairment	212,390	211,154	916,318	783,341
Impairment of goodwill	211,129	—	211,129	—

Adjusted EBITDA	$212,813	$189,624	$806,020	$491,146

Total revenues	$795,937	$787,334	$3,326,997	$2,356,684
Adjusted EBITDA margin	26.7%	24.1%	24.2%	20.8%

Adjusted EBITDA by operating segment:
Contract drilling	$156,716	$116,883	$538,492	$366,994
Pressure pumping	58,217	79,119	294,126	219,034
Directional drilling	4,052	9,326	17,505	9,326
Other operations	7,330	1,793	23,291	8,589
Corporate	(13,502)	(17,497)	(67,394)	(112,797)

Consolidated Adjusted EBITDA	$212,813	$189,624	$806,020	$491,146

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense (including impairment of goodwill).  We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure.  We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.

Pro Forma Net Loss Per Share

(unaudited, dollars in thousands)

	Three Months Ended December 31, 2018
	As Reported		Pro Forma
	Total	Per Share	Total	Per Share (1)

Net loss as reported	$(201,249)	$(0.93)	$(201,249)	$(0.93)

Reverse impairment charge:
Pretax non-cash impairment charge:
Goodwill			211,129
Income tax			18,834
After tax non-cash impairment charge			192,295	$0.89

Net loss	(201,249)		(8,954)
Adjust for income attributed to holders of
non-vested restricted stock	-		-
Loss attributed to common shareholders	$(201,249)	$(0.93)	$(8,954)	$(0.04)

Weighted average number of common shares
outstanding, excluding non-vested shares
of restricted stock	215,700		215,700
Add dilutive effect of potential common shares	-		-
Weighted average number of diluted common
shares outstanding	215,700		215,700

Effective tax rate applicable to non-cash
impairment charge			8.9%

(1)

We present pro forma net loss per share in order to convey to investors our performance on a basis that, by excluding certain items, is more comparable to our earnings per share information reported in previous periods.  Pro Forma Net Loss per Share should not be construed as an alternative to U.S. GAAP earnings per share.

PATTERSON-UTI ENERGY, INC.

Effective Tax Rate Computation

(unaudited, dollars in thousands)

	Three Months Ended December 31, 2018
		Applicable	Excluding
		to Non-Cash	Non-Cash
		Impairment	Impairment
	As Reported	Charge	Charge

Loss before income taxes	$(222,619)	$(211,129)	$(11,490)
Income tax benefit	(21,370)	(18,834)	(2,536)
Net loss	$(201,249)	$(192,295)	$(8,954)

Effective tax rate	9.6%	8.9%	22.1%

PATTERSON-UTI ENERGY, INC.

Pro Forma Net Loss Per Share

(unaudited, dollars in thousands)

	Twelve Months Ended December 31, 2018
	As Reported		Pro Forma
	Total	Per Share	Total	Per Share (1)

Net loss as reported	$(321,421)	$(1.47)	$(321,421)	$(1.47)

Reverse impairment charges:
Pretax non-cash impairment charges:
Goodwill			211,129
Drilling rigs and related equipment			48,443
Pressure pumping equipment			17,431
			277,003
Income tax			30,302
After tax non-cash impairment charges			246,701	$1.13

Net loss	(321,421)		(74,720)
Adjust for income attributed to holders of
non-vested restricted stock	-		-
Loss attributed to common shareholders	$(321,421)	$(1.47)	$(74,720)	$(0.34)

Weighted average number of common shares
outstanding, excluding non-vested shares
of restricted stock	218,643		218,643
Add dilutive effect of potential common shares	-		-
Weighted average number of diluted common
shares outstanding	218,643		218,643

Effective tax rate applicable to non-cash
impairment charges			10.9%

(1)

We present pro forma net loss per share in order to convey to investors our performance on a basis that, by excluding certain items, is more comparable to our earnings per share information reported in previous periods.  Pro Forma Net Loss per Share should not be construed as an alternative to U.S. GAAP earnings per share.

PATTERSON-UTI ENERGY, INC.

Effective Tax Rate Computation

(unaudited, dollars in thousands)

	Twelve Months Ended December 31, 2018
		Applicable	Excluding
		to Non-Cash	Non-Cash
		Impairment	Impairment
	As Reported	Charges	Charges

Loss before income taxes	$(367,408)	$(277,003)	$(90,405)
Income tax benefit	(45,987)	(30,302)	(15,685)
Net loss	$(321,421)	$(246,701)	$(74,720)

Effective tax rate	12.5%	10.9%	17.4%

PATTERSON-UTI ENERGY, INC.

Pro Forma Net Loss Per Share

(unaudited, dollars in thousands)

	Twelve Months Ended December 31, 2017
	As Reported		Pro Forma
	Total	Per Share	Total	Per Share (1)

Net income as reported	$5,910	$0.03	$5,910	$0.03

Non-cash revaluation of deferred tax items from
tax reform			(218,651)	$(1.10)

Reverse certain items:
Pretax amounts:
Merger and integration expenses			74,451
Non-cash impairment charges			28,979
Gains on sale of certain real estate and oil
and gas interests			(19,627)
			83,803
Income tax			29,415
After-tax amount			54,388	$0.27

Net income (loss)	5,910		(158,353)
Adjust for income attributed to holders of
non-vested restricted stock	(170)		-
Income (loss) attributed to common shareholders	$5,740	$0.03	$(158,353)	$(0.80)

Weighted average number of common shares
outstanding, excluding non-vested shares
of restricted stock	198,447		198,447
Add dilutive effect of potential common shares	1,435		-
Weighted average number of diluted common
shares outstanding	199,882		198,447

Normalized effective tax rate			35.1%

(1)

We present pro forma net loss per share in order to convey to investors our performance on a basis that, by excluding certain items, is more comparable to our earnings per share information reported in previous periods.  Pro Forma Net Loss per Share should not be construed as an alternative to U.S. GAAP earnings per share.

PATTERSON-UTI ENERGY, INC.

Effective Tax Rate Computation

(unaudited, dollars in thousands)

Twelve Months Ended
December 31, 2017

Loss before income taxes as reported	$(327,801)

Income tax benefit as reported	$(333,711)
Less: non-cash revaluation of deferred tax items from tax reform	218,651
Normalized income tax benefit	$(115,060)

Normalized effective tax rate	35.1%

PATTERSON-UTI ENERGY, INC.

Contract Drilling Per Day Successive Quarters

(unaudited, dollars in thousands)

	2018	2018
	Fourth	Third
	Quarter	Quarter
Contract drilling revenues	$387,487	$365,280
Operating days - Total	16,869	16,394
Average rigs operating - Total	183	178
Average revenue per operating day - Total	$22.97	$22.28
Direct operating costs - Total	$229,074	$226,373
Average direct operating costs per operating day - Total	$13.58	$13.81
Average margin per operating day - Total	$9.39	$8.47

PATTERSON-UTI ENERGY, INC.

Pressure Pumping Margin

(unaudited, in thousands)

	2018	2018
	Fourth	Third
	Quarter	Quarter

Pressure pumping revenues	$319,703	$421,606
Direct operating costs	257,497	342,498
Margin	$62,206	$79,108

PATTERSON-UTI ENERGY, INC.

Directional Drilling Margin and Adjusted EBITDA

(unaudited, dollars in thousands)

	2018	2018
	Fourth	Third
	Quarter	Quarter

Directional drilling revenues	$56,398	$51,556
Direct operating costs	49,715	44,740
Margin	6,683	6,816
Selling, general and administrative	2,631	3,548
Adjusted EBITDA	$4,052	$3,268